UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009

TEPPCO PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-10403	76-0291058
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana, Suite 1600, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 381-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 1, 2009, Texas Eastern Products Pipeline Company, LLC and Subsidiaries (“TEPPCO GP”) adopted Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51 (“SFAS 160”).  TEPPCO GP is the general partner of TEPPCO Partners, L.P. (“TEPPCO”).

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference is a retrospectively adjusted version of the consolidated balance sheet of TEPPCO GP as of December 31, 2008, as filed with the Securities and Exchange Commission (“SEC”) on March 5, 2009, which reflects the adoption of SFAS 160 and the resulting change in the presentation and disclosure requirements relating to the consolidated balance sheet presented in accordance with the requirements of SFAS 160.  The information in Exhibit 99.1 does not reflect events or developments that occurred after March 5, 2009.  More current information is contained in the TEPPCO Current Report on Form 8-K filed on May 12, 2009 and other filings with the SEC.  The Current Report on Form 8-K filed on May 12, 2009 and other filings contain important information regarding events or developments that have occurred since the filing of the Current Report on Form 8-K on March 5, 2009.

Included as Exhibit 23.1 is an auditors’ consent to the incorporation by reference into previously filed registration statements of their report relating to the consolidated balance sheet of TEPPCO GP at December 31, 2008 that is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP.
99.1	Recast Consolidated Balance Sheet of TEPPCO GP as of December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO PARTNERS, L.P.

By: Texas Eastern Products Pipeline Company, LLC, its General Partner

Date: July 8, 2009	By:	/s/ Tracy E. Ohmart
	Name:	Tracy E. Ohmart
	Title:	Assistant Secretary, Assistant Treasurer,
Controller and Acting Chief Financial Officer

Exhibit Index

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP.
99.1	Recast Consolidated Balance Sheet of TEPPCO GP as of December 31, 2008.